Sub-Adviser,"Loomis, Sayles & Company"
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Halcon Resources Corp
Date of Purchase,04/21/2015
Underwriter From Whom Purchased,
Barclays Capital Inc
Affiliated/Principal Underwriter of
Syndicate,Natixis Securities North America
 Purchase Price ,$100.00
Aggregate % of Issue Purchased by the Firm,0.71%
" Commission, Spread or Profit ",1.75%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Sub-Adviser,"Loomis, Sayles & Company"
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Latam Airlines Group SA
Date of Purchase,05/14/2015
Underwriter From Whom Purchased,
Citigroup Global Markets
Affiliated/Principal Underwriter of
 Syndicate,Natixis Securities North America
 Purchase Price ,$100.00
Aggregate % of Issue Purchased by the Firm,4.09%
" Commission, Spread or Profit ",0.75%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Sub-Adviser,"Loomis, Sayles & Company"
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Sabre GLBL Inc
Date of Purchase,04/01/2015
Underwriter From Whom Purchased,
Goldman Sachs and Company
Affiliated/Principal Underwriter of
Syndicate,Natixis Securities North America
 Purchase Price ,$100.00
Aggregate % of Issue Purchased by the Firm,0.99%
" Commission, Spread or Profit ",1.38%
Fair & Reasonable Commission (Y/N) (1),Y
,
,
Sub-Adviser,"Loomis, Sayles & Company"
Fund Name,PFI Global Multi-Strategy Fund
Issuer,Bank of America Corp
Date of Purchase,04/16/2015
Underwriter From Whom Purchased,
Bank of America Merrill Lynch
Affiliated/Principal Underwriter of
Syndicate,Natixis Securities North America
 Purchase Price ,$99.71
Aggregate % of Issue Purchased by the Firm,0.25%
" Commission, Spread or Profit ",0.45%
Fair & Reasonable Commission (Y/N) (1),Y